Exhibit 99.2

Cephalon Prices 5 Million Shares of Common Stock and $435 Million in 2.50% Convertible Senior Subordinated Notes in Public Offerings

For Immediate Release

FRAZER, PA — May 21, 2009 — Cephalon, Inc. (Nasdaq: CEPH) announced today the pricing of its concurrent public offerings of 5 million shares of common stock, at a price of $60 per share, and $435 million in aggregate principal amount of 2.50% convertible senior subordinated notes due 2014.  Cephalon has also granted the underwriters a 30-day option, solely to cover over-allotments, to purchase up to an additional 750,000 shares of common stock, with respect to the common stock offering, and to purchase up to an additional $65 million in aggregate principal amount of the notes, with respect to the notes offering.

The notes will bear interest at a rate of 2.50% per year, payable on May 1 and November 1 of each year, commencing on November 1, 2009.  The notes will mature on May 1, 2014.  Holders may require the Company to repurchase all or a portion of their notes upon a fundamental change (as defined in the prospectus supplement relating to the notes) at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest.  Cephalon may not redeem the notes prior to the maturity date.

The notes are convertible prior to maturity, subject to certain conditions, into cash and shares, if any, of the Company’s common stock at an initial conversion price of $69.00 per share of common stock (equivalent to a conversion rate of approximately 14.4928 shares per $1,000 principal amount of notes). The notes will be subordinate to existing and future senior indebtedness, equal to existing and future senior subordinated indebtedness and senior in right of payment to existing and future subordinated indebtedness of Cephalon.

The aggregate net proceeds from the sale of shares of common stock and the notes being offered are expected to be approximately $709.5 million, after deducting the underwriters’ discounts and estimated offering expenses payable by the Company, assuming the underwriters do not exercise their option to purchase additional notes or shares of common stock.

Cephalon intends to use a portion of the net proceeds of the notes offering in connection with its entry into a convertible note hedge transaction (the “convertible note hedge”) on its common stock with Deutsche Bank AG, London Branch (the “hedge counterparty”), an affiliate of the representative of the underwriters.  The convertible note hedge will have the impact of increasing the effective conversion price of the new notes from the Company’s perspective to $100.00 per share.  Cephalon also has entered into a separate warrant transaction with the hedge counterparty (the “warrant transaction”), which would result in additional proceeds to Cephalon.  If the underwriters exercise their over-allotment option to purchase additional notes, Cephalon expects to use a portion of the net proceeds from the sale of such additional notes to increase the number of shares of common stock underlying the convertible note hedge and the warrant transaction.

Holders of the notes will not have any rights with respect to the convertible note hedge or the warrant transaction.  The Company intends to use the remaining proceeds from the convertible notes offering and the proceeds from the common stock offering for general corporate purposes.

In connection with the convertible note hedge and warrant transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to Cephalon’s common stock concurrently with or shortly after the pricing of the notes.  These transactions could have the effect of increasing or preventing a decline in, or having a negative effect on, the price of Cephalon’s common stock concurrently with or following the pricing of the notes.  In addition, the hedge counterparty or its affiliates may from time to time, after the pricing of the notes, modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to Cephalon’s common stock or by purchasing or selling Cephalon’s common stock in secondary market transactions during the term of the notes (and are likely to do so during any applicable conversion reference period related to conversion of the notes).  These activities could have the effect of decreasing the price of Cephalon’s common stock and could adversely affect the price of the notes during any such applicable conversion reference period.

The offerings are being made pursuant to an effective shelf registration statement previously filed with the U.S. Securities and Exchange Commission.  For each offering, a prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the U.S. Securities and Exchange Commission.  Neither of these offerings is contingent upon the consummation of the other offering.  Completion of each offering is subject to customary closing conditions, and each offering is expected to close on May 27, 2009.

Until the closing of the offerings, the Company is suspending its basic adjusted income per common share guidance for the second quarter 2009 and full year 2009.  The Company will issue revised basic adjusted income per common share guidance following the completion of the offerings.  The Company is not suspending its sales and adjusted net income guidance for the second quarter 2009 and full year 2009.

The sole book-running manager for both offerings is Deutsche Bank Securities Inc.

When available, copies of both prospectus supplements and the accompanying prospectus may be obtained from Deutsche Bank Securities Inc.’s prospectus department at 100 Plaza One, Second Floor, Jersey City, NJ 07311 (telephone: 1-800-503-4611) or from the SEC at www.sec.gov.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of products in four core therapeutic areas: central nervous system, inflammatory diseases, pain and oncology. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: TREANDA® (bendamustine hydrochloride) for Injection, AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), NUVIGIL® (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally.  Full prescribing information on U.S. products is available by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-

looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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Source: Cephalon, Inc.

Contacts:

United States
Media:	Investor Relations:
Sheryl Williams	Chip Merritt
+1 610-738-6493 (office)	+1 610-738-6376 (office)
610-457-5257 (cell)	cmerritt@cephalon.com
swilliam@cephalon.com

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